Consent of Independent Auditors










We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 25, 1998 on the financial statements and financial highlights of Principal Real Estate Fund, Inc. in this Post Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-36345) and related prospectuses of Principal Real Estate Fund, Inc.


                                                               ERNST & YOUNG LLP


Des Moines, Iowa
December 28, 1998